                                                                    Exhibit 11.1
                                                                        (1 of 2)


                            Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)

                                                                                  Three Months Ended June 30,
                                                                 ----------------------------------------------------------------
                                                                           2002                                  2001
                                                                 --------------------------         -----------------------------
                                                                   Basic          Diluted             Basic            Diluted
                                                                 ---------      -----------         ---------         -----------
     I.  Shares Outstanding, Net of Treasury
            Stock Purchased and Options Exercised
            During the Period:

               Stock, net                                        6,632,884        6,632,884           6,632,884         6,632,884
                                                                 ---------        ---------           ---------         ---------
               Purchase of treasury stock (weighted)
                                                                 6,632,884        6,632,884           6,632,884         6,632,884

    II.  Weighted Equivalent Shares:

               Assumed options and warrants exercised                               149,973                               168,968
                                                                 ---------        ---------          ----------         ---------

   III.  Weighted Average Shares and Equivalent Shares           6,632,884        6,782,857           6,632,884         6,801,852
                                                                 =========        =========          ==========         =========

    IV.  Net Income                                              $     632        $     632          $      397         $     397
                                                                 =========        =========          ==========         =========

     V.  Net Income Per Share                                    $     .10        $     .09          $      .06         $     .06
                                                                 =========        =========          ==========         =========

                                                                    Exhibit 11.1
                                                                        (2 of 2)

                            Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)

                                                                                   Nine Months Ended June 30,
                                                                 ----------------------------------------------------------------
                                                                           2002                                  2001
                                                                 --------------------------         -----------------------------
                                                                   Basic          Diluted             Basic            Diluted
                                                                 ---------      -----------         ---------         -----------
     I.  Shares Outstanding, Net of Treasury
            Stock Purchased and Options Exercised
            During the Period:

               Stock, net                                        6,632,884        6,632,884           6,712,884         6,712,884
               Purchase of treasury stock (weighted)                                                    (65,580)          (65,580)
                                                                 ---------        ---------           ---------         ---------
                                                                 6,632,884        6,632,884           6,647,304         6,647,304

    II.  Weighted Equivalent Shares:

               Assumed options and warrants exercised                               132,324                               190,546
                                                                 ---------        ---------           ---------         ---------

   III.  Weighted Average Shares and Equivalent Shares           6,632,884        6,765,208           6,647,304         6,837,850
                                                                 =========        =========           =========         =========

    IV.  Net Income (Loss)                                       ($    224)       ($    224)          $   3,038         $   3,038
                                                                 =========        =========           =========         =========

     V.  Net Income (Loss) Per Share                             ($    .03)       ($    .03)          $     .46         $     .44
                                                                 =========        =========           =========         =========
